EX-99.(h)(24)

AMENDMENT

TO

TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of April 10, 2026 (“Effective Date”), by and between each of Goldman Sachs ETF Trust, and Goldman Sachs ETF Trust II, separately and not jointly (each a “Trust” and collectively, the “Trusts”), and THE BANK OF NEW YORK MELLON (the “Bank”).

BACKGROUND:

A.

The Bank and certain of the Trusts are parties to a Transfer Agency and Services Agreement dated as of April 22, 2015, as amended to date (the “Agreement”), relating to the Bank’s provision of services to the Trusts and each of its series listed on Schedule A to the Agreement, as such Schedule A may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	Miscellaneous.

(a)

Capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this

Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

GOLDMAN SACHS ETF TRUST
On behalf of each of its Funds identified on Schedule A attached hereto

By:	/s/ Allison Fracchiola
Name: Allison Fracchiola
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name: Michael Gronsky
Title: Senior Vice President

SCHEDULE A

(Amended and Restated as of April 10, 2026)

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Ultra Short Bond ETF1

Goldman Sachs Access U.S. Aggregate Bond ETF

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta® Emerging Markets Equity ETF

Goldman Sachs MarketBeta® International Equity ETF

Goldman Sachs MarketBeta® International Small Cap Equity ETF*

Goldman Sachs MarketBeta® U.S. Equity ETF

Goldman Sachs Paris-Aligned Climate High Yield Corporate Bond ETF*

Goldman Sachs ActiveBeta® World Equity ETF6

Goldman Sachs Access Municipal Bond ETF2

Goldman Sachs ActiveBeta® Paris-Aligned Climate Emerging Markets Equity ETF*

Goldman Sachs ActiveBeta® Paris-Aligned Climate International Equity ETF*

Goldman Sachs MarketBeta® U.S. Small Cap Equity ETF*

Goldman Sachs ActiveBeta® Emerging Markets Low Vol Plus Equity ETF*

Goldman Sachs Access Treasury 0-6 Month ETF*

Goldman Sachs Nasdaq-100 Premium Income ETF3

Goldman Sachs S&P 500 Premium Income ETF4

Goldman Sachs Small Cap Equity ETF5

Goldman Sachs MarketBeta® Russell 1000 Value Equity ETF

Goldman Sachs MarketBeta® Russell 1000 Growth Equity ETF

Goldman Sachs Access U.S. Preferred Stock and Hybrid Securities ETF

Goldman Sachs Ultra Short Municipal Income ETF

Goldman Sachs Dynamic California Municipal Income ETF

Goldman Sachs Dynamic New York Municipal Income ETF

Goldman Sachs Municipal Income ETF

Goldman Sachs India Equity ETF

Goldman Sachs Core Bond ETF

Goldman Sachs Corporate Bond ETF

Goldman Sachs MSCI World Private Equity Return Tracker ETF

Goldman Sachs Growth Opportunities ETF

Goldman Sachs Value Opportunities ETF

Goldman Sachs Enhanced U.S. Equity ETF

Goldman Sachs Technology Opportunities ETF

Goldman Sachs Data Enhanced International Equity ETF*

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta® U.S. 1000 Equity ETF

Goldman Sachs MarketBeta® Total International Equity ETF

*	The Fund has not yet commenced operations. GSAM will provide the Bank notice to commence services upon the Fund’s launch.
[1]	Fund name was changed from Goldman Sachs Access Ultra Short Bond ETF
[2]	Fund name was changed from Goldman Sachs Community Municipal Bond ETF
[3]	Fund name was changed from Goldman Sachs Nasdaq-100 Core Premium Income ETF
[4]	Fund name was changed from Goldman Sachs S&P 500 Core Premium Income ETF
[5]	Fund name was changed from Goldman Sachs Small Cap Core Equity ETF
[6]	Fund name was changed from Goldman Sachs ActiveBeta® World Low Vol Plus Equity ETF